Exhibit 99.1

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media: Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors: Sally Curley (614) 757-7115 Sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS THIRD QUARTER RESULTS

•	Revenue increases 9 percent to $24.9 billion

•	GAAP earnings from continuing operations decline 14 percent to $314 million and decrease 10 percent to $350 million on a non-GAAP basis

•	GAAP diluted earnings per share from continuing operations decline 15 percent to $0.87 and decrease 10 percent to $0.97 on a non-GAAP basis

DUBLIN, Ohio, April 30, 2009—Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today reported solid revenue growth for its fiscal third quarter and an expected decline in earnings, primarily due to a previously disclosed deferral in hospital capital spending.

Revenue for the quarter ended March 31, rose 9 percent to $24.9 billion, driven by sales growth from the Healthcare Supply Chain Services segment. Non-GAAP earnings from continuing operations1 declined 10 percent to $350 million, and non-GAAP diluted earnings per share from continuing operations2 decreased 10 percent to $0.97 from the prior year period. Including the $36 million after tax or $0.10 per share impact of special items, impairments and other costs associated with the planned spinoff of CareFusion Corporation, GAAP earnings from continuing operations were $314 million or $0.87 per share.

The year-over-year earnings decline was primarily driven by a deferral in hospital capital spending affecting the company’s Clinical and Medical Products segment, an additional reserve associated with the costs to remediate certain models of the company’s Alaris® infusion pump products, the negative impact on sales from a hold on shipping certain Alaris® products and the negative effect of foreign exchange rates. The earnings decline was partially offset by a lower tax rate, due to a tax refund claim filed during the quarter.

“The revenue and profit growth from the Healthcare Supply Chain Services segment in this economic downturn is encouraging,” said R. Kerry Clark, Cardinal Health chairman and chief executive officer. “We knew we were going to have a difficult quarter in our Clinical and Medical

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Products segment, but we remain in a strong, long-term competitive position and made progress during the quarter against some of our short-term challenges, which gives us confidence as we move towards completing the planned spinoff.”

Q3 FY09 SUMMARY

	Q3 FY09	Q3 FY08	Y/Y
Revenue	$24.9 billion	$22.9 billion	9%
GAAP Operating Earnings	$496 million	$577 million	(14)%
Non-GAAP Operating Earnings[3]	$553 million	$613 million	(10)%
GAAP Earnings from Continuing Operations	$314 million	$366 million	(14)%
Non-GAAP Earnings from Continuing Operations	$350 million	$390 million	(10)%
GAAP Diluted EPS from Continuing Operations	$0.87	$1.02	(15)%
Non-GAAP Diluted EPS from Continuing Operations	$0.97	$1.08	(10)%

THIRD-QUARTER SEGMENT RESULTS

Healthcare Supply Chain Services

Healthcare Supply Chain Services increased revenue by 9 percent to $24 billion, driven by higher sales to existing pharmaceutical supply chain customers. Sales to bulk pharmaceutical customers4 increased 19 percent to $10.8 billion and sales to non-bulk pharmaceutical customers5 increased 3 percent to $11.1 billion. Segment profit increased 2 percent to $384 million due to the total segment sales growth, strong performance in nuclear pharmacy services and disciplined management of operating expenses. Segment profit growth was partially offset by the impact of customer mix and higher bad debt expense.

“With solid revenue growth from our pharmaceutical distribution business and profit growth from nuclear pharmacy services and medical product distribution, the Healthcare Supply Chain Services segment held up well in the fiscal third quarter in the face of a very challenging environment,” said George Barrett, Cardinal Health vice chairman and chief executive officer of Healthcare Supply Chain Services. “The segment remains focused on revitalizing our core businesses and providing the tools that allow our customers to thrive in this dynamic health care environment.”

Healthcare Supply Chain Services	Q3 FY09	Q3 FY08	Y/Y
Revenue	$24.0 billion	$21.9 billion	9%
Segment Profit	$384 million	$377 million	2%

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Clinical and Medical Products

Revenue for Clinical and Medical Products decreased 6 percent to $1.1 billion, driven by sales declines from the previously disclosed deferral in hospital capital spending, the ship-hold on certain Alaris® products and the impact of foreign exchange rates. The decline in segment revenue was partially offset by revenue growth in the infection prevention businesses, primarily from the Enturia acquisition. Segment profit declined 22 percent to $148 million, driven by the revenue decline, a reserve associated with remediation efforts for IV pumps, the ship-hold on certain Alaris® products and the impact of foreign exchange rates. The infusion remediation reserve included a $6 million charge announced on March 12 associated with the Alaris® PCA module recall and an additional $12 million associated with a corrective action plan submitted to the Food and Drug Administration (FDA) on April 24, bringing the total fiscal third quarter remediation reserve to $18 million. Foreign exchange rates negatively affected segment profit by 8 percentage points. The negative factors affecting segment profit were partially offset by growth from the infection prevention business, including the Enturia acquisition that favorably affected segment profit by 9 percentage points, and growth from infusion and respiratory disposable products.

“The overall trends in our Clinical and Medical Products segment remain fundamentally the same, with our capital equipment businesses being affected by the deferral in capital spending and our businesses related to disposables continuing to perform well,” said David Schlotterbeck, Cardinal Health vice chairman and chief executive officer of Clinical and Medical Products. “The complicating factor in the quarter was our recall and ship-hold on some of our infusion products, but we are making progress against our obligations under the amended consent decree with the FDA. In addition, we had another strong quarter from the Enturia acquisition, which continues to perform very well.”

Clinical and Medical Products	Q3 FY09	Q3 FY08	Y/Y
Revenue	$1.1 billion	$1.2 billion	(6)%
Segment Profit	$148 million	$190 million	(22)%

ADDITIONAL THIRD QUARTER AND RECENT HIGHLIGHTS:

•	CareFusion Corporation filed a Form 10 registration statement with the Securities and Exchange Commission, marking a major milestone on the road to launch CareFusion as a standalone, public company.
•

Submitted a corrective action plan to the FDA outlining the company’s planned remediation for its infusion pumps as part of its obligations under the amended consent decree that was signed in February.

•	Selected by Novation, a leading health care contracting services company, to provide Cardinal Health’s Source™ generics program to hospitals within the Novation network.
•	Signed a large, sole-source contract for Pyxis® products at Community Health Systems (CHS), which has more than 120 facilities in 29 states and approximately 18,000 beds.
•

Launched nine products targeted to improve safety and efficiency within operating rooms, including high-performance surgical scrubs, a high-tech mobile fluid management system, advances in automated medical supply dispensing and new surgical instruments.

•

Expanded the nation’s largest radiopharmaceutical manufacturing network by opening a new facility in Omaha, Neb., giving local physicians advanced tools that aid in the early diagnosis and treatment of disease.

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OUTLOOK

Clark said, “Even with the additional impact from the infusion remediation reserve and the ship-hold, we are maintaining our full-year non-GAAP EPS outlook within, but at the low end of, our guidance range of $3.50 to $3.60 per share.”

The company’s guidance does not reflect any incremental costs it will incur associated with the planned spinoff and separation of the two companies. The company expects a significant portion of these costs to be classified as special items in accordance with current company practices.

CONFERENCE CALL

Cardinal Health will host a conference call and webcast today at 8:30 a.m. EDT to discuss third quarter results. To access the call and corresponding slide presentation, visit the investor page at cardinalhealth.com or dial 617.213.4852, passcode 62189581. Presentation slides, an audio replay and a transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 5 p.m. EDT on May 4 by dialing 617-801-6888, passcode 77373130.

UPCOMING EVENTS

On June 2, Cardinal Health will be hosting its annual analyst and investor day. This year’s format will feature two separate sessions, one dedicated to Cardinal Health and the second covering the businesses included in the planned spinoff of CareFusion. More information, including webcast details, will be posted on the investor page at cardinalhealth.com.

In addition, Cardinal Health or CareFusion will be participating in the following upcoming events:

•	Cardinal Health will present at the Bank of America and Merrill Lynch 2009 Health Care Conference on May 13 at 11:20 a.m. EDT.
•	CareFusion will present at the Robert W. Baird & Co. Growth Stock Conference on May 14 at 9:20 a.m. EDT.
•	Cardinal Health and CareFusion will present at the Deutsche Bank Healthcare Conference on May 18 at 3:45 p.m. and 4:45 p.m. EDT respectively.
•	Cardinal Health and CareFusion will present at the Goldman Sachs Global Healthcare Conference on June 10 at separate times to be determined.

Company representatives will discuss Cardinal Health’s or CareFusion’s diverse products and services, company performance and strategies for growth at these upcoming events. For more details or to access the live webcasts or transcripts of remarks made at these events, go to the investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care

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to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, MedMined™ electronic infection surveillance service and VIASYS® respiratory care products. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 18 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

1 Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) spinoff costs not included in special items or impairments, (gain)/loss on sale of assets and other, net, each net of tax.

2 Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

3 Non-GAAP operating earnings: Operating earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) spinoff costs not included in special items or impairments, (gain)/loss on sale of assets and other, net.

4 Bulk pharmaceutical customers consist of Healthcare Supply Chain Services customers to which the segment distributes pharmaceutical, radiopharmaceutical and over-the-counter health care products to the customers’ centralized warehouse operations and mail order businesses.

5 Non-bulk pharmaceutical customers consist of all Healthcare Supply Chain Services customers to which the segment distributes pharmaceutical, radiopharmaceutical and over-the-counter health care products other than bulk pharmaceutical customers.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at www.cardinalhealth.com.

Cardinal Health uses its Web site as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the investor page at www.cardinalhealth.com.

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Healths Form 10-K, Form 10-Q and Form 8-K reports and CareFusions Form 10 registration statement (including all amendments to those reports and registration statement) and exhibits to those reports and registration statement, and include (but are not limited to) the following: uncertainties related to the deferral in hospital capital spending affecting Cardinal Health’s Clinical and Medical Products segment and difficulties in forecasting the exact duration and potential long-term changes in hospital spending patterns; uncertainties regarding the planned

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spinoff of CareFusion as a new standalone entity, including the timing and terms of any such spinoff and whether such spinoff will be completed as it is subject to a number of conditions, and uncertainties regarding the impact of the planned spinoff on Cardinal Health, CareFusion and the potential market for their respective securities; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services, including uncertainties and costs relating to complying with the amended consent decree entered into with the FDA and implementing the corrective action plan submitted to the FDA pursuant to the amended consent decree; the effects, timing or success of restructuring programs or plans; the costs, difficulties and uncertainties related to the integration of acquired businesses; uncertainties related to the recent disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit and the impact of the financial market disruptions on Cardinal Health’s customers and vendors; uncertainties regarding the ultimate features of government health care reform initiatives and their enactment and implementation; and conditions in the pharmaceutical market and general economic and market conditions. This news release reflects management’s views as of April 30, 2009. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Third Quarter		% Change
(in millions, except per Common Share amounts)	2009	2008
Revenue	$24,938.7	$22,909.6	9%
Cost of products sold	23,537.0	21,441.8	10%

Gross margin	1,401.7	1,467.8	(5)%

Selling, general and administrative expenses	850.2	854.5	(1)%
Impairments, (gain)/loss on sale of assets and other, net	3.0	1.2	N.M.

Special items:
Restructuring charges	48.1	8.5	N.M.
Acquisition integration charges	3.5	4.4	N.M.
Litigation and other	0.6	22.7	N.M.

Operating earnings	496.3	576.5	(14)%

Interest expense and other	60.4	31.1	94%

Earnings before income taxes and discontinued operations	435.9	545.4	(20)%

Provision for income taxes	122.4	179.5	(32)%

Earnings from continuing operations	313.5	365.9	(14)%

Loss from discontinued operations (net of tax expense of $0.6 and $26.3 for the third quarter of fiscal 2009 and 2008, respectively)	(0.6)	(9.9)	N.M.

Net earnings	$312.9	$356.0	(12)%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.88	$1.03	(15)%
Discontinued operations	—	(0.03)	N.M.

Net basic earnings per Common Share	$0.88	$1.00	(13)%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.87	$1.02	(15)%
Discontinued operations	—	(0.03)	N.M.

Net diluted earnings per Common Share	$0.87	$0.99	(12)%

Weighted average number of Common Shares outstanding:
Basic	358.1	355.5
Diluted	360.9	360.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date		% Change
(in millions, except per Common Share amounts)	2009	2008
Revenue	$74,385.4	$68,165.8	9%
Cost of products sold	70,202.8	64,001.1	10%

Gross margin	4,182.6	4,164.7	—

Selling, general and administrative expenses	2,584.2	2,513.5	3%
Impairments, (gain)/loss on sale of assets and other, net	13.5	(22.0)	N.M.

Special items:
Restructuring charges	112.1	54.7	N.M.
Acquisition integration charges	11.8	19.9	N.M.
Litigation and other	0.5	13.1	N.M.

Operating earnings	1,460.5	1,585.5	(8)%

Interest expense and other	185.3	124.0	49%

Earnings before income taxes and discontinued operations	1,275.2	1,461.5	(13)%

Provision for income taxes	393.1	467.2	(16)%

Earnings from continuing operations	882.1	994.3	(11)%

Loss from discontinued operations (net of tax expense of $3.6 and $29.1 for fiscal 2009 and 2008 year-to-date, respectively)	(3.7)	(11.7)	N.M.

Net earnings	$878.4	$982.6	(11)%

Basic earnings / (loss) per Common Share:
Continuing operations	$2.47	$2.77	(11)%
Discontinued operations	(0.01)	(0.03)	N.M.

Net basic earnings per Common Share	$2.46	$2.74	(10)%

Diluted earnings / (loss) per Common Share:
Continuing operations	$2.44	$2.72	(10)%
Discontinued operations	(0.01)	(0.03)	N.M.

Net diluted earnings per Common Share	$2.43	$2.69	(10)%

Weighted average number of Common Shares outstanding:
Basic	357.3	359.1
Diluted	361.0	365.7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	March 31, 2009	June 30, 2008
Assets
Cash and equivalents	$1,366.0	$1,291.3
Trade receivables, net	5,904.7	5,006.9
Current portion of net investment in sales-type leases	402.7	383.7
Inventories	8,070.3	6,768.8
Prepaid expenses and other	561.2	593.1
Assets held for sale	—	140.4

Total current assets	16,304.9	14,184.2

Property and equipment, net	1,724.0	1,737.2
Net investment in sales-type leases, less current portion	934.1	916.8
Goodwill and other intangibles, net	6,141.5	6,225.9
Other assets	430.3	384.1

Total assets	$25,534.8	$23,448.2

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$368.0	$159.0
Accounts payable	10,006.2	8,311.8
Other accrued liabilities	1,549.9	1,889.7
Liabilities from businesses held for sale and discontinued operations	2.4	15.4

Total current liabilities	11,926.5	10,375.9

Long-term obligations, less current portion and other short-term borrowings	3,303.1	3,687.4
Deferred income taxes and other liabilities	1,870.7	1,637.4
Total shareholders’ equity	8,434.5	7,747.5

Total liabilities and shareholders’ equity	$25,534.8	$23,448.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Third Quarter		Year-to-Date
(in millions)	2009	2008	2009	2008
Cash Flows From Operating Activities:
Net earnings	$312.9	$356.0	$878.4	$982.6
Loss from discontinued operations	0.6	9.9	3.7	11.7

Earnings from continuing operations	313.5	365.9	882.1	994.3
Adjustments to reconcile earnings from continuing operations to net cash provided by / (used in) operating activities:
Depreciation and amortization	92.8	93.1	293.4	284.9
Asset impairments and (gain)/loss on sale of assets, net	3.0	2.4	13.5	(20.8)
Equity compensation	35.5	32.2	92.3	86.7
Provision for bad debts	26.8	11.9	53.6	22.3
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(716.3)	(144.2)	(869.7)	(294.8)
(Increase) / decrease in inventories	465.4	367.3	(1,252.8)	113.7
Increase in net investment in sales-type leases	(1.3)	(25.2)	(36.3)	(83.8)
Increase / (decrease) in accounts payable	340.0	(37.4)	1,635.5	(217.2)
Other accrued liabilities and operating items, net	262.2	231.2	(68.1)	427.0

Net cash provided by operating activities—continuing operations	821.6	897.2	743.5	1,312.3
Net cash used in operating activities—discontinued operations	(0.6)	(10.0)	(3.9)	(42.5)

Net cash provided by operating activities	821.0	887.2	739.6	1,269.8

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	(12.3)	0.2	(18.5)	(39.0)
Proceeds from sale of property and equipment	0.2	2.9	12.6	10.3
Additions to property and equipment	(80.9)	(79.6)	(263.1)	(251.6)
Sale of investment securities available for sale, net	—	—	—	131.9

Net cash used in investing activities—continuing operations	(93.0)	(76.5)	(269.0)	(148.4)
Net cash used in investing activities—discontinued operations	—	—	—	—

Net cash used in investing activities	(93.0)	(76.5)	(269.0)	(148.4)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	(100.1)	(317.2)	1.0	202.2
Reduction of long-term obligations	(2.9)	(2.7)	(310.1)	(15.9)
Proceeds from long-term obligations, net of issuance costs	3.1	—	24.8	—
Proceeds from issuance of Common Shares	18.0	44.8	38.7	209.2
Tax benefit / (expense) from stock options	(2.5)	1.3	(0.2)	15.3
Dividends on Common Shares	(50.2)	(42.7)	(150.1)	(130.4)
Purchase of Common Shares in treasury	—	(149.6)	—	(1,181.6)

Net cash used in financing activities—continuing operations	(134.6)	(466.1)	(395.9)	(901.2)
Net cash used in financing activities—discontinued operations	—	—	—	—

Net cash used in financing activities	(134.6)	(466.1)	(395.9)	(901.2)

Net increase in cash and equivalents	593.4	344.6	74.7	220.2

Cash and equivalents at beginning of period	772.6	1,184.4	1,291.3	1,308.8

Cash and equivalents at end of period	$1,366.0	$1,529.0	$1,366.0	$1,529.0

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Third Quarter		Non-GAAP Third Quarter
(in millions)	2009	2008	2009	2008
Revenue
Amount	$24,939	$22,910
Growth Rate	9%	5%

Operating Earnings
Amount	$496	$577	$553	$613
Growth Rate	(14)%	N.M.	(10)%	1%

Earnings from Continuing Operations
Amount	$314	$366	$350	$390
Growth Rate	(14)%	N.M.	(10)%	—

	Year-to-Date		Non-GAAP Year-to-Date
	2009	2008	2009	2008
Revenue
Amount	$74,385	$68,166
Growth Rate	9%	6%

Operating Earnings
Amount	$1,461	$1,586	$1,600	$1,651
Growth Rate	(8)%	66%	(3)%	2%

Earnings from Continuing Operations
Amount	$882	$994	$953	$1,037
Growth Rate	(11)%	65%	(8)%	—

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Third Quarter
(in millions)	2009	2008
HEALTHCARE SUPPLY CHAIN SERVICES

Revenue [1]
Amount	$23,958	$21,923
Growth Rate	9%	4%
Mix	95%	94%

Segment Profit [2]
Amount	$384	$377
Growth Rate	2%	(17)%
Mix	69%	64%
Segment Profit Margin	1.60%	1.72%

	Third Quarter
(in millions)	2009	2008
CLINICAL AND MEDICAL PRODUCTS

Revenue [1]
Amount	$1,100	$1,170
Growth Rate	(6)%	33%
Mix	4%	5%

Segment Profit [2]
Amount	$148	$190
Growth Rate	(22)%	44%
Mix	27%	32%
Segment Profit Margin	13.46%	16.24%

	Third Quarter
(in millions)	2009	2008
ALL OTHER

Revenue [1]
Amount	$246	$308
Growth Rate	(20)%	6%
Mix	1%	1%

Segment Profit [2]
Amount	$23	$27
Growth Rate	(12)%	—
Mix	4%	4%
Segment Profit Margin	9.43%	8.59%

Refer to definitions for an explanation of calculations.

[1]

Total consolidated revenue for the three months ended March 31, 2009 was $24.9 billion, which included total segment revenue of $25.3 billion and Corporate revenue of $(0.4) billion. Total consolidated revenue for the three months ended March 31, 2008 was $22.9 billion, which included total segment revenue of $23.4 billion and Corporate revenue of $(0.5) billion. Corporate consists primarily of elimination of inter-segment revenue.

[2]

Total consolidated operating earnings for the three months ended March 31, 2009 were $496 million, which included total segment profit of $555 million and Corporate loss of $(59) million. Total consolidated operating earnings for the three months ended March 31, 2008 were $577 million, which included total segment profit of $594 million and Corporate loss of $(17) million. Corporate includes, among other things, special items and impairments, (gain)/loss on sale of assets and other, net.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date
(in millions)	2009	2008
HEALTHCARE SUPPLY CHAIN SERVICES

Revenue [1]
Amount	$71,472	$65,362
Growth Rate	9%	5%
Mix	94%	94%

Segment Profit [2]
Amount	$1,009	$1,039
Growth Rate	(3)%	(12)%
Mix	63%	64%
Segment Profit Margin	1.41%	1.59%

	Year-to-Date
(in millions)	2009	2008
CLINICAL AND MEDICAL PRODUCTS

Revenue [1]
Amount	$3,469	$3,336
Growth Rate	4%	32%
Mix	5%	5%

Segment Profit [2]
Amount	$513	$506
Growth Rate	1%	47%
Mix	32%	31%
Segment Profit Margin	14.79%	15.16%

	Year-to-Date
(in millions)	2009	2008
ALL OTHER

Revenue [1]
Amount	$784	$903
Growth Rate	(13)%	4%
Mix	1%	1%

Segment Profit [2]
Amount	$78	$74
Growth Rate	6%	(10)%
Mix	5%	5%
Segment Profit Margin	9.93%	8.14%

Refer to definitions for an explanation of calculations.

[1]

Total consolidated revenue for the nine months ended March 31, 2009 was $74.4 billion, which included total segment revenue of $75.7 billion and Corporate revenue of $(1.3) billion. Total consolidated revenue for the nine months ended March 31, 2008 was $68.2 billion, which included total segment revenue of $69.6 billion and Corporate revenue of $(1.4) billion. Corporate consists primarily of elimination of inter-segment revenue.

[2]

Total consolidated operating earnings for the nine months ended March 31, 2009 were $1,461 million, which included total segment profit of $1,600 million and Corporate loss of $(139) million. Total consolidated operating earnings for the nine months ended March 31, 2008 were $1,586 million, which included total segment profit of $1,619 million and Corporate loss of $(33) million. Corporate includes, among other things, special items and impairments, (gain)/loss on sale of assets and other, net.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Third Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2009	2008	2009	2008
Special Items
Restructuring charges	$(48.1)	$(8.5)	$(112.1)	$(54.7)
Acquisition integration charges	(3.5)	(4.4)	(11.8)	(19.9)
Litigation and other	(0.6)	(22.7)	(0.5)	(13.1)

Total special items	(52.2)	(35.6)	(124.4)	(87.7)
Tax benefit	12.2	12.9	36.6	31.8

Special items, net of tax	$(40.0)	$(22.7)	$(87.8)	$(55.9)

Decrease to diluted EPS from continuing operations	$(0.11)	$(0.06)	$(0.24)	$(0.15)

Other Spin-Off Costs
Other spin-off costs	$(1.6)	$—	$(2.0)	$—
Tax benefit	0.6	—	0.7	—

Other spin-off costs, net of tax	$(1.0)	$—	$(1.3)	$—

Decrease to diluted EPS from continuing operations	$—	$—	$—	$—

Impairments, Gain/(Loss) on Sale of Assets and Other, Net
Impairments, gain/(loss) on sale of assets and other, net	$(3.0)	$(1.2)	$(13.5)	$22.0
Tax benefit / (expense)	7.5	0.4	31.8	(8.5)

Impairments, gain/(loss) on sale of assets and other, net, net of tax	$4.5	$(0.8)	$18.3	$13.5

Increase to diluted EPS from continuing operations	$0.01	$—	$0.04	$0.04

Weighted Average Number of Diluted Shares Outstanding	360.9	360.2	361.0	365.7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Third Quarter		Year-to-Date
	2009	2008	2009	2008
Receivable Days	20.4	20.4
Days Inventory on Hand	27	27

Debt to Total Capital	30%	34%
Net Debt to Capital	21%	24%

Return on Equity	15.1%	19.6%	14.5%	18.1%
Non-GAAP Return on Equity	16.9%	21.4%	15.7%	19.0%

Return on Invested Capital	7.18%	8.03%	6.86%	7.63%
Non-GAAP Return on Invested Capital	7.92%	8.70%	7.34%	7.99%

Effective Tax Rate from Continuing Operations	28.1%	32.9%	30.8%	32.0%
Non-GAAP Effective Tax Rate from Continuing Operations	29.0%	33.1%	32.7%	32.1%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter 2009					Year-to-Date 2009
(in millions, except per Common Share amounts)	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP
Operating Earnings
Amount	$496	$52	$2	$3	$553	$1,461	$124	$2	$14	$1,600
Growth Rate	(14)%				(10)%	(8)%				(3)%

Provision for Income Taxes	$122	$12	$1	$8	$143	$393	$37	$1	$32	$462

Earnings from Continuing Operations
Amount	$314	$40	$1	$(5)	$350	$882	$88	$1	$(18)	$953
Growth Rate	(14)%				(10)%	(11)%				(8)%

Diluted EPS from Continuing Operations
Amount	$0.87	$0.11	$—	$(0.01)	$0.97	$2.44	$0.24	$—	$(0.04)	$2.64
Growth Rate	(15)%				(10)%	(10)%				(7)%

	Third Quarter 2008					Year-to-Date 2008
	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP
Operating Earnings
Amount	$577	$36	$—	$1	$613	$1,586	$88	$—	$(22)	$1,651
Growth Rate	N.M.				1%	66%				2%

Provision for Income Taxes	$180	$13	$—	$—	$192	$467	$32	$—	$(9)	$491

Earnings from Continuing Operations
Amount	$366	$23	$—	$1	$390	$994	$56	$—	$(14)	$1,037
Growth Rate	N.M.				—%	65%				—%

Diluted EPS from Continuing Operations
Amount	$1.02	$0.06	$—	$—	$1.08	$2.72	$0.15	$—	$(0.04)	$2.83
Growth Rate	N.M.				13%	85%				11%

The sum of the components may not equal the total due to rounding.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Year-to-Date
(in millions)	2009	2008	2009	2008
GAAP Return on Equity	15.1%	19.6%	14.5%	18.1%

Non-GAAP Return on Equity
Net earnings	$312.9	$356.0	$878.4	$982.6
Special items, net of tax, in continuing operations	40.0	22.7	87.8	55.9
Other spin-off costs, net of tax	1.0	—	1.3	—
Impairments, (gain)/loss on sale of assets and other, net, net of tax, in continuing operations	(4.5)	0.8	(18.3)	(13.5)
(Gain)/loss on sale of PTS, net of tax, in discontinued operations	—	7.6	—	7.6

Adjusted net earnings	$349.4	$387.1	$949.2	$1,032.6

Annualized	$1,397.6	$1,548.4	$1,265.6	$1,376.8

Divided by average shareholders’ equity [1]	$8,281.2	$7,250.7	$8,057.0	$7,236.6

Non-GAAP return on equity	16.9%	21.4%	15.7%	19.0%

	Third Quarter		Year-to-Date
	2009	2008	2009	2008
GAAP Return on Invested Capital	7.18%	8.03%	6.86%	7.63%

Non-GAAP Return on Invested Capital
Net earnings	$312.9	$356.0	$878.4	$982.6
Special items, net of tax, in continuing operations	40.0	22.7	87.8	55.9
Other spin-off costs, net of tax	1.0	—	1.3	—
Impairments, (gain)/loss on sale of assets and other, net, net of tax, in continuing operations	(4.5)	0.8	(18.3)	(13.5)
Interest expense and other, net of tax	38.6	19.9	118.3	79.4
(Gain)/loss on sale of PTS, net of tax, in discontinued operations	—	7.6	—	7.6

Adjusted net earnings	$388.0	$407.0	$1,067.5	$1,112.0

Annualized	$1,552.0	$1,628.0	$1,423.3	$1,482.7

Divided by average total invested capital [2]	$19,584.5	$18,727.9	$19,380.9	$18,546.9

Non-GAAP return on invested capital	7.92%	8.70%	7.34%	7.99%

[1]

The average shareholders’ equity shown above is calculated using the average of the prior and current quarters except for year-to-date which is calculated as the average of shareholders’ equity at the end of the prior years’ fourth quarter plus each of the current year quarters.

[2]

Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, total shareholders’ equity and unrecorded goodwill. The average total invested capital is calculated using the average of total invested capital at the end of the prior and current quarters except for year-to-date which is calculated as the average of the prior years’ fourth quarter plus each of the current year quarters. Unrecorded goodwill is $7.5 billion for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Year-to-Date
(in millions)	2009	2008	2009	2008
GAAP Effective Tax Rate from Continuing Operations	28.1%	32.9%	30.8%	32.0%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$435.9	$545.4	$1,275.2	$1,461.5
Special items	52.2	35.6	124.4	87.7
Other spin-off costs	1.6	—	2.0	—
Impairments, (gain)/loss on sale of assets and other, net	3.0	1.2	13.5	(22.0)

Adjusted earnings before income taxes and discontinued operations	$492.7	$582.2	$1,415.1	$1,527.2

Provision for income taxes	$122.4	$179.5	$393.1	$467.2
Special items tax benefit	12.2	12.9	36.6	31.8
Other spin-off costs tax benefit	0.6	—	0.7	—
Impairments, (gain)/loss on sale of assets and other, net, tax impact	7.5	0.4	31.8	(8.5)

Adjusted provision for income taxes	$142.7	$192.8	$462.2	$490.5

Non-GAAP effective tax rate from continuing operations	29.0%	33.1%	32.7%	32.1%

	Third Quarter
	2009	2008
Debt to Total Capital	30%	34%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$368.0	$355.3
Long-term obligations, less current portion and other short-term borrowings	3,303.1	3,450.1

Debt	$3,671.1	$3,805.4
Cash and equivalents	(1,366.0)	(1,529.0)

Net debt	$2,305.1	$2,276.4
Total shareholders’ equity	$8,434.5	$7,393.2
Capital	$10,739.6	$9,669.6
Net debt to capital	21%	24%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items, impairments, (gain)/loss on sale of assets and other, net and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities from continuing operations

Other Spin-Off Costs: costs incurred in connection with the Company’s plans to spin off its clinical and medical products businesses that are not included in special items or impairments, (gain)/loss on sale of assets and other, net

Segment Profit: segment revenue minus (segment cost of products sold and segment selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings plus interest expense and other divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs) divided by (earnings before income taxes and discontinued operations adjusted for (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs)

Non-GAAP Operating Earnings: operating earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs, each net of tax) divided by average shareholders’ equity

Non-GAAP Return on Invested Capital: (annualized net earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net, (3) Other Spin-Off Costs and (4) interest expense and other, each net of tax) divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)